  Exhibit 99.1

TOMI ENVIRONMENTAL SOLUTIONS, INC. REPORTS
THIRD QUARTER 2020 FINANCIAL RESULTS

FREDERICK, MD, November 12, 2020 (BUSINESS WIRE) — TOMI Environmental Solutions, Inc.® (“TOMI”) (NASDAQ:TOMZ), is a global company specializing in disinfection and decontamination utilizing its premier Binary Ionization Technology (BIT) platform through its SteraMist brand of products - a hydrogen peroxide-based mist and fog comprised of ionized Hydrogen Peroxide (iHP), announced its results for the third quarter of 2020.

TOMI Chief Executive Officer, Dr. Halden Shane stated, “We are a company that strives for SteraMist to become the gold standard in its industry, and I report another major milestone with revenues exceeding $21 million for our current calendar year. The third quarter also continued the trend of year over year revenue growth as SteraMist continues to see widespread adoption. We have been pleasantly surprised to see that new clients in a number of the new verticals targeted by our commercial division are proving to be faster in integrating SteraMist into their protocol compared to blue-chip clients that adhere to stringent protocol and procedures. On the other hand, the TOMI Service Network and Healthcare Divisions faced persistent headwinds in the quarter as a number of potential clients elected to continue to utilize harsh chemical disinfectants and low-cost delivery systems. We anticipate these industries will increasingly see negative affects of these disinfectants and increasingly seek SteraMist to be their permanent solution, a trend that we have already seen as we begin the fourth quarter, as many of these companies are our either returning to, or starting to use, SteraMist. We also continued to make strides on the product development and intellectual property front with the SteraBot and SteraPack which will provide more differentiation in our product line and a competitive advantage in the marketplace. Management is adding executive sales division leaders and executing a plan for all divisions to grow consistently, both domestically and internationally, as we strive to innovate for a safer world”.

Financial Results for the Three Months Ended September 30, 2020 compared to September 30, 2019
●
Total net revenue was $4,292,000 compared to $1,600,000, representing an increase of $2,692,000, or 168%.
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SteraMist® equipment-based revenues was $2,945,000 and $669,000, respectively, representing an increase of $2,276,000 or 340%
●
SteraMist® BIT Solution-based revenues was $732,000 and $259,000, respectively, representing an increase of $473,000 or 183%
●
Service-based revenue was $615,000 and $672,000, respectively, representing a decrease of $57,000 or 8%.
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Domestic revenue was $3,446,000 and $1,288,000, respectively, representing an increase of $2,158,000, or 168%.
●
International revenue was approximately $846,000 and $312,000, respectively, representing an increase of $534,000 or 171%.
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Gross margins were 66.1% compared to 71.3%. The lower gross profit is attributable to the product mix in sales.
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Income from operations was $1,096,000, compared to a Loss from operations of ($188,000), representing an increase of $1,284,000.
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Net Income was $1,019,000, or $0.06 on a per share basis compared to a Net loss of ($237,000), or ($0.02) on a per share basis, representing an increase of $1,256,000.
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EBIDTA was $1,274,000 compared to an adjusted net loss of ($5,000). A table reconciling EBITDA to the appropriate GAAP measure is included with the Company's financial information below.
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Cash provided from operations for the nine months ended September 30, 2020 and 2019 of $4,945,000, compared to cash used in operations of ($573,000), respectively.

Balance sheet highlights as of September 30, 2020 and December 31, 2019
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Cash and cash equivalents of approximately $5,885,000 and $897,000, representing an increase of $4,988,000.
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Working capital of $11,692,000 and ($1,266,000), representing an increase of $12,958,000.
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Shareholders’ equity of $13,251,000 and $890,000, representing an increase of $12,361,000.

Current Business Highlights To Date
Revenues
●
Milestone reached in the third quarter of 2020 with total revenues exceeding $21 million in a calendar year.
●
Year over year growth in overall revenue through September 30th of $16,882,000 or 376%.
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Year over year growth SteraMist® equipment revenue through September 30th of $13,165,000 or 456%.
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Year over year growth SteraMist® BIT Solution revenue through September 30th of $2,931,000 or 509%.
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Year over year growth in service revenue through September 30th of $786,000 or 76%.

Business Highlights
●
Increased demand on solution re-orders as disinfecting and decontamination procedures have increased exponentially across the world.
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Saw an increase in Hospital-Healthcare customers purchasing multiple SteraMist units in order to deploy throughout multiple locations and/or areas within a facility.
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Broke ground on installation of permanent fogging system into our Frederick MD Facility.
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Continued development and testing of the “SteraBot” and launch of pilot program at Lithuanian University Hospital.
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Continued development of SteraPack with a tentative launch set for first quarter 2021.
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Launch of Commercial Division in response to increased demand in Federal Government facilities and agencies, the aircraft (both airplane and helicopter), manufacturing companies, automobile, naval, education, retail, housing and recreation, and of course emergency preparedness for counties and cities.
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SteraMist was featured in a United States Department of Agriculture paper “Cold plasma-activated hydrogen peroxide aerosol on populations of Salmonella Typhimurium and Listeria innocua and quality changes of apple, tomato and cantaloupe during storage – A pilot scale study” is authored by Dr. Xuetong Fan, who has previously contributed to two prior studies regarding direct produce application.

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Issuance of a first Australian patent protecting use of its iHP technology, and pursuing patent rights in diverse regions of the world, encompassing the European Union, Brazil, Mexico, Korea, China, India, and many other countries.
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SteraMist was chosen to be a disinfection solution for the 2019-2020 PGA Champions Tour.
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Increased demand of product and services has led to the hiring and onboarding of additional employees to assist in a wide variety of company operations, including but not limited to accounting, procurement, customer satisfaction, and quality control.

TOMI™ Environmental Solutions, Inc.: Innovating for a safer world®
TOMI™ Environmental Solutions, Inc. (NASDAQ:TOMZ) is a global decontamination and infection prevention company, providing environmental solutions for indoor surface disinfection through the manufacturing, sales and licensing of its premier Binary Ionization Technology® (BIT™) platform. Invented under a defense grant in association with the Defense Advanced Research Projects Agency (DARPA) of the U.S. Department of Defense, BIT™ solution utilizes a low percentage Hydrogen Peroxide as its only active ingredient to produce a fog of  ionized Hydrogen Peroxide (iHP™). Represented by the SteraMist® brand of products, iHP™ produces a germ-killing aerosol that works like a visual non-caustic gas.
TOMI products are designed to service a broad spectrum of commercial structures, including, but not limited to, hospitals and medical facilities, cruise ships, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks, police and fire departments, and athletic facilities. TOMI products and services have also been used in single-family homes and multi-unit residences.

TOMI develops training programs and application protocols for its clients and is a member in good standing with The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America, America Seed Trade Association, and The Restoration Industry Association.

For additional information, please visit http://www.tomimist.com/ or contact us at info@tomimist.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Certain written and oral statements made by us may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Forward-looking statements are identified by such words and phrases as “we expect,” “expected to,” “estimates,” “estimated,” “current outlook,” “we look forward to,” “would equate to,” “projects,” “projections,” “projected to be,” “anticipates,” “anticipated,” “we believe,” “could be,” and other similar phrases. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. They are forward-looking, and they should be evaluated in light of important risk factors that could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. We undertake no obligation to update these forward-looking statements after the date of this release.

Use of Non-GAAP Financial Measures
TOMI uses a non-GAAP financial measures in this release. Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure and is intended to serve as a supplement to TOMI’s results provided in accordance with GAAP. TOMI believes that such information may provide its investors a better understanding of TOMI’s underlying operational performance, business and performance trends.

Although TOMI believes that the use of non-GAAP financial measures enhance its investors’ understanding of its business and performance, TOMI’s use of non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures and should be read in conjunction with the relevant GAAP financial measures. Other companies in similar industries may define or calculate non-GAAP financial measures differently than TOMI, limiting their usefulness as a comparative measure.  Because of these limitations, the non-GAAP financial measure used in this release should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure is available in this news release.

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET

ASSETS
Current Assets:	September 30, 2020 (Unaudited)	December 31, 2019
Cash and Cash Equivalents	$5,885,383	$897,223
Accounts Receivable - net	3,504,284	1,494,658
Other Receivables	157,487	-
Inventories	4,374,500	2,315,214
Vendor Deposits	333,212	141,052
Prepaid Expenses	376,758	187,664
Total Current Assets	14,631,624	5,035,811

Property and Equipment – net	1,111,342	1,367,864

Other Assets:
Intangible Assets – net	658,969	939,010
Operating Lease - Right of Use Asset	642,738	674,471
Capitalized Software Development Costs - net	62,852	94,278
Other Assets	469,024	114,033
Total Other Assets	1,833,583	1,821,792
Total Assets	$17,576,549	$8,225,467
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$2,149,988	$713,222
Accrued Expenses and Other Current Liabilities	671,381	450,112
Accrued Officers Compensation	40,050	-
Accrued Interest	-	66,667
Current Portion of Long-Term Operating Lease	78,723	71,510
Convertible Notes Payable, net of discount of $0
at December 31, 2020	-	5,000,000
Total Current Liabilities	2,940,142	6,301,511

Long-Term Liabilities:
Loan Payable	410,700
Long-Term Operating Lease, Net of Current Portion	974,311	1,034,413
Total Long-Term Liabilities	1,385,011	1,034,413
Total Liabilities	4,325,153	7,335,924

Commitments and Contingencies	-	-

Shareholders’ Equity:
Cumulative Convertible Series A Preferred Stock;
par value $0.01 per share, 1,000,000 shares authorized; 63,750 shares issued
and outstanding at September 30, 2020 and December 31, 2019	638	638
Cumulative Convertible Series B Preferred Stock; $1,000 stated value;
7.5% Cumulative dividend; 4,000 shares authorized; none issued
and outstanding at September 30, 2020 and December 31, 2019	-	-
Common stock; par value $0.01 per share, 250,000,000 shares authorized;
16,748,513 and 15,587,552 shares issued and outstanding
at September 30, 2020 and December 31, 2019, respectively.	167,485	155,875
Additional Paid-In Capital	49,287,039	44,232,274
Accumulated Deficit	(36,203,766)	(43,499,244)
Total Shareholders’ Equity	13,251,396	889,543
Total Liabilities and Shareholders’ Equity	$17,576,549	$8,225,467

(1) Share amounts have been retroactively restated to reflect the Company’s reverse stock split, which was effected September 10, 2020. Refer to Note 11—Equity for further information.

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	For The Three Months Ended		For The Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

Sales, net	$4,291,589	$1,600,387	$21,373,504	$4,491,719
Cost of Sales	1,455,568	460,008	8,484,580	1,616,680
Gross Profit	2,836,021	1,140,379	12,888,924	2,875,039

Operating Expenses:
Professional Fees	227,560	82,945	418,516	297,349
Depreciation and Amortization	177,279	182,689	521,486	539,070
Selling Expenses	212,624	314,110	980,096	1,274,326
Research and Development	44,862	88,137	245,443	249,373
Equity Compensation Expense	10,621	-	307,686	87,033
Consulting Fees	75,204	31,799	226,454	87,066
General and Administrative	991,543	628,285	2,776,846	1,931,770
Total Operating Expenses	1,739,693	1,327,965	5,476,527	4,465,987
Income (loss) from Operations	1,096,328	(187,586)	7,412,397	(1,590,948)

Other Income (Expense):
Amortization of Debt Discounts	-	-	-	(17,534)
Interest Income	762	773	2,347	2,432
Interest Expense	(790)	(50,000)	(42,266)	(150,000)
Total Other Income (Expense)	(28)	(49,227)	(39,919)	(165,102)

Income (loss) before income taxes	1,096,300	(236,813)	7,372,478	(1,756,050)
Provision for Income Taxes	77,000	-	77,000	-
Net Income (loss)	$1,019,300	$(236,813)	$7,295,478	$(1,756,050)

Net income (loss) Per Common Share
Basic	$0.06	$(0.02)	$0.44	$(0.11)
Diluted	$0.05	$(0.02)	$0.40	$(0.11)

Basic Weighted Average Common Shares Outstanding	16,741,622	15,588,680	16,429,360	15,585,822
Diluted Weighted Average Common Shares Outstanding	18,593,255	15,588,680	18,280,993	15,585,822

(1) Share and per share amounts have been retroactively restated to reflect the Company’s reverse stock split, which was effected September 10, 2020. Refer to Note 11—Equity for further information.

Reconciliation of Net Income to EBITDA

	For The Three Months Ended		For The Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$1,019,300	$(236,813)	$7,295,478	$(1,756,050)

Interest Income	(762)	(773)	(2,347)	(2,432)
Interest Expense	790	50,000	42,266	150,000
Depreciation and Amortization	177,279	182,689	521,486	539,070
Provision for Income Taxes (Note 17)	77,000		77,000
Other	-	-	-	17,534
EBITDA (Adjusted Loss)	$1,273,607	$(4,897)	$7,933,883	$(1,051,878)

EBITDA Margin	30%	0%	37%	-23%

INVESTOR RELATIONS CONTACT

Harold Paul
hpaul@tomimist.com